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                                EXHIBIT 10.15

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www.k2design.com     K2 Design, Inc. A FULL SERVICE INTERACTIVE AGENCY

February 11, 1999

Mr. Seth Bressman
20 Waterside Plaza
Apartment 13E
New York, N.Y. 10016

EMPLOYMENT AGREEMENT

Employment Agreement ("Agreement") dated as of February 1, 1999 between K2 Design, Inc., a Delaware corporation (the "Company"), and Seth
Bressman (the "Executive").

ARTICLE

EMPLOYMENT
   The Company hereby employs the Executive, and the Executive accepts employment with the Company, upon the following terms and conditions:

        Employment. The Company hereby employs the Executive, and the Executive agrees to serve, as the Chief Financial Officer of the Company and its subsidiaries (the "Subsidiaries") during the term of this Agreement. Subject to the direction of the Board of Directors and senior executive officers of the Company and the Board of Directors and senior executive officers of each Subsidiary, the Executive shall actively manage, and have responsibility for and supervision over, the financial activities and affairs of the Company and the Subsidiaries, and he shall manage, supervise and direct its and their employees and agents with respect to the finances of the Company and the Subsidiaries. The Executive agrees to devote his full business time and attention and best efforts to the affairs of the Company and the Subsidiaries during the term of this Agreement.
    Term. The Employment of the Executive by the Company under the terms and conditions of this Agreement will commence as of February 1, 1999 and continue until January 31, 2000 (the "Term") unless terminated sooner in accordance with the provisions of Article IV. This Agreement shall automatically renew for successive one year terms (each a "Renewal Term") unless either party hereto provides the other with written notice of non-renewal at least 60 days prior to the expiration of the Term or any Renewal Term. Such notice of non-renewal shall not give rise to any severance payments pursuant to Article IV herein.

ARTICLE

COMPENSATION
    Annual Salary. During the Term the Company shall pay to the Executive an annual salary of $125,000 (the "Base Salary") payable in equal installments every two weeks or otherwise in conformity to the Company's payroll practices for employees generally. The Board of Directors shall review the performance of the Executive annually and thereafter, at the sole discretion of the Board of Directors, determine whether the Executive is entitled to an increase in the Base Salary.

    Stock Options. The Executive will be eligible to receive grants of stock options under the Company's Stock Incentive Plan as the Board of Directors in its sole discretion shall determine.

    Reimbursement of Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from the Company on business at the request of, or in the



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service of, the Company or any Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures and approved operating budget established by the Company.

        Benefits. The Executive shall be entitled to participate in and be covered by all health, insurance, pension and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for its executive employees generally, subject to meeting applicable eligibility requirements.

        Vacations and Holidays. During the Term and any Renewal Term, the executive shall be entitled to an annual vacation leave of a minimum of three weeks at full pay. Such vacation leave shall not be cumulative and Executive shall have no right to receive cash for unused leave. The Executive shall also be entitled to such holidays as are established by the Company for all employees and such other religious holidays as is customary pursuant to the Executive's religious practice.

ARTICLE

CONFIDENTIALITY AND NONDISCLOSURE

        Confidentiality. The Executive will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company or any Subsidiary (the "Confidential Information") except as required by law. "Confidential Information" shall include, but shall not be limited to, the existence of or terms of any agreement involving the Company, the terms of any license, marketing, sales or distribution agreement relating to the Company or its business, trade secrets, business plans, customer lists, proposals, budgets, reports, memoranda, financial information, e-mail messages and all information denominated as "Confidential" or made available only on a restricted basis; provided however, that "Confidential Information" shall not include information which comes into the public domain through no fault of the Executive or which the Executive obtains after the termination of employment with the Company or otherwise from a third party who, to the knowledge of the Executive, has the right to disclose such information.

        Return of Company Material. The Executive shall promptly deliver to the Company on termination of the Executive's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company or Subsidiary memoranda, notes, records, reports, manuals, drawings, computer software, and all documents containing Confidential Information relating to or belonging to the Company (and all copies of the foregoing), including all copies of such materials which the Executive may then possess or have under the Executive's control irrespective of the format of such materials.

        Non-Competition. During the Term and any Renewal Term (which shall include any period of employment whether or not such employment is pursuant to a written agreement) and for a six-month period thereafter (the "Restricted Period") the Executive will not, directly or indirectly, without the consent of the Board of Directors of the Company: own, manage, operate, join, control, or participate in or be connected with, as an officer, employee, partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which compete with the business or proposed business (interactive marketing and communications services to commercial organizations over the Internet and World Wide Web) of the Company or any Subsidiary (a "Competitive Business"); the

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foregoing provision being also intended to prohibit the Executive from acquiring or holding in excess of 2% of any issue of stock or securities of any Company which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities. The provisions of this Section 3.3 shall be automatically operative and there shall be deemed to have been received by the Executive valuable consideration under this Agreement; provided, however, that in the event of termination of the valuable consideration under this Agreement; provided, however, that in the event of termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason (both as hereinafter defined), the provisions of this Section 3.3 shall only be operative if, and for so long as the Company, at its option (and without obligation), pays the Executive monthly in advance an amount equal to one-twelfth of the annual Base
Salary for a maximum period of six months from the date of termination.

    Non-Solicitation. During the Term and any Renewal Term (whether or not the Executive continues to be employed by the Company during the
Term) and any additional period during which the Executive may be employed by the Company (whether or not such employment shall be pursuant to written agreement) and for a one year period thereafter, Executive shall not without the express prior written approval of the Board of Directors of the Company directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder,lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, consultant, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or induce or solicit to employ or cause any Competitive Business or any other person or entity to induce or solicit to employ any person or agent who is then (or was at any time within one year prior to the date the Executive or the Competitive Business employs or seeks to employ such person) engaged or retained by the Company.

    Right to Injunctive and Equitable Relief. As a result of the Executive's position as an executive officer of the Company, the Executive's obligations not to disclose or use Confidental Information and to refrain from the activities described in this Article III are of a special and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Executive breaches such obligations. Therefore, the Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief wihtout bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

ARTICLE

TERMINATION
     Termination by the Company. The Board of Directors may terminate the Executive's employment hereunder as follows:

         Upon the death of the Executive, whereupon this Agreement shall immediately terminate;

         Upon a determination of Permanent Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Executive becomes totally unable to continue the performance of his duties hereunder for a period of 90 consecutive days or an aggregate







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of 120 days in any 12 month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability; or

For cause. "Cause" shall mean only the following:

    the willful failure by the Executive to follow the reasonable directions of the Board not inconsistent with this Agreement (other than such failure resulting from the Executive's incapacity due to physical or mental illness);
    willful misconduct by the Executive that adversely affects the Company; indictment relating to a commission of a felony or the entry of a guilty plea or plea of nolo contendre to a crime or offense other than misdemeanors or minor traffic violations;
    willful theft from the Company;
    a willful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Executive or the Company, which, in any event, prohibits the Executive from holding an executive position with the Company or any Subsidiary;
    the Executive's habitual drunkenness or use of illegal substances; or the Executive fails to perform or breaches any term or provision of this Agreement in any material part.

    For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company, and no termination by the Company for "Cause" shall be effective unless the Executive shall have been given written notice of the breaches of this Section
    4.1(c) and a period of 10 days within which to cure any such breach provided that such curative period shall be permitted only once in any 12 month period, or if not curable, the Executive shall be given, within 10 days after the giving of such notice of breach of this Section 4.1(c) by the Company, an opportunity to make a presentation to the Board at a meeting of the Board. Following such meeting, the Board shall determine whether to terminate the Executive's services for "Cause" pursuant to this Section 4.1(c) and shall notify the Executive of its decision.

Termination by Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean and shall be deemed to exist if, without the prior written consent or written waiver of the Executive, the Executive is asked by the Company to take actions that are inconsistent in any material respect with this Agreement or the Executive's obligations to the public stockholders or regulatory agencies or in violation of applicable law, the Company fails to substantially perform any material term or


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provision of this Agreement, the Executive's office location is relocated to one that is more than fifty (50) miles from the location at which the Executive was based immediately prior to the relocation, or the Company fails to obtain the full assumption of this Agreement by a successor entity (whether as a result of merger, reorganization or otherwise). Termination by the Executive pursuant to this
Section 4.2 shall be effective on the date that is 30 days after the Executive first provides written notice to the Board of the events specified in this Section 4.2(i-iv), unless earlier cured by the Company.

Severance Payments.

Termination for Cause. In the event of termination pursuant to Section 4.1(c), the Executive shall receive no severance, and shall be entitled to receive, in lieu of any other payments or benefits, his accrued but unpaid salary at the rate provided in Section 2.1 (as increased from time to time by the Board), plus any amounts earned but unpaid for any prior completed fiscal or calendar year and any reimbursable expenses incurred prior to the date of termination (collectively, the "Accrued Obligations"). In addition, all stock options, whether or not vested, shall be deemed terminated as of the date of termination of employment.

Termination as a Result of Death. In the event of termination pursuant to Section 4.1(a), the Executive's estate or beneficiaries, as the case may be, shall be entitled to receive, in addition to any other payments or benefits hereunder, (i) the proceeds from any insurance policies paid for by the Company in favor of the Executive's estate or beneficiaries, and (ii) any Accrued Obligations. Such amounts shall be paid promptly in a lump sum in cash. In addition, all options that are unvested at the date of termination shall vest, and the restriction on any options or stock held by the Executive shall terminate.

Termination Without Cause or For Good Reason. In the event of termination by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive (i) any Accrued Obligations plus (ii) an amount equal to the greater of (A) the remaining annual Base Salary during the Term or any Renewal Term, as the case may be or
(B) $100,000 (each of the amounts in subclauses (i) and (ii) payable, at the election of Executive, either (x) in a lump sum in cash within 30 days after the date of termination) or (y) over a period of six months in accordance with the regular payroll practices of the Company, (iii) continuation, at the Company's expense, if allowable by law, of any group health plan (which may be provided by payment of COBRA continuation coverage premiums), in effect on the Executive's date of termination for a period of twelve months following such date of termination (unless covered under any health plan of a spouse or subsequent employer) and (iv) all options held by the Executive shall automatically vest, and the restriction on any options or stock held by the Executive shall terminate.

Voluntary Termination. If the Executive shall voluntarily resign for other than Good Reason, he shall be entitled only to Accrued Obligations through the effective date of such resignation or voluntary termination, and that any such amounts shall be promptly paid in a lump sum in cash. In addition, all stock options not vested shall be deemed terminated as of the date of termination of employment.

Termination due to Permanent Disability. If the Executive's employment hereunder is terminated as a result of Permanent Disability, in lieu of any other payments or benefits (other than any such disability benefits he may receive), he shall be paid a single lump sum in cash within thirty (30) days of the date of his termination, an amount equal to (i) all Accrued Obligations, plus (ii) all unpaid salary, whether or not accrued, remaining through the Term or Renewal Term, as the case may be. In addition the unvested

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portion of any options held by the Executive on such date
shall vest, and any restrictions on any options or stock held by the Executive shall terminate.
General Release. Prior to the Executive's receipt of any severance payment under this Section 4.3, the Executive (or his estate or legal representative) shall issue a general release to the Company in such form as the Company may reasonably require, which shall extinguish all actual or potential claims or causes of action he has, may have had, or thereafter may have against the Company.

Other Payments Upon Termination. If notice of termination of the Executive is given by the Executive or the Company, the Executive shall continue to receive his Base Salary (as increased from time to time by the Board) and benefits as provided in Article II until the date of termination, and shall also be entitled to reimbursement for reimbursable expenses as set forth in Section 2.3.

Company's Option to Terminate Executive after Notice of
Termination. The Company, or, if notice is given by the Company, the Executive, may, at any time during the period after notice of termination by the Executive or the Company and before the date of termination specified in the notice given in accordance with Section 4.1 or Section 4.2, as the case may be (the "Notice Period"), elect to terminate this Agreement and the Executive's employment hereunder immediately. In such event the Company shall pay the Executive an amount equal to all Accrued Obligations he would have received or been entitled to for the duration of the Notice Period at the rate provided in Article II. Such amounts shall be paid within thirty (30) days after the election pursuant to this Section 4.3(h). Nothing contained in this Section 4.3(h) shall be deemed to reduce in any way amounts due to the Executive pursuant to any other term or provision of this Article IV.



ARTICLE



ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY
    Merger etc.; Change of Control


    In the event of a future disposition of the properties and business of the Company substantially as an entirety by merger, consolidation, sale of assets, tender offer, reorganization or otherwise (each a "Change of Control
Event"), then the Company may elect:


    to assign this Agreement and all of its rights and obligations hereunder to the acquiring, surviving or reorganized entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach of this Agreement by the acquiring, surviving or reorganized entity; or in addition to its other rights of termination, to terminate this Agreement upon at least 30 days' written notice and by paying the Executive, upon the Executive's execution of a general release of claims, an amount equal to (A) all Accrued Obligations plus (B) the greater of (1) the remaining annual Base Salary during the Term or a Renewal term, as the case may be, or (2) $100,000; all such amounts pursuant to subclauses (A) and (B) shall be payable, at the option of Executive, either (x) in a single lump sum within 30 days after the date of termination or (y) over a period of six months in accordance with the regular payroll practices of the Company. In addition, upon the date of termination hereunder, (A) all options which the Executive then holds which are not vested shall immediately vest, (B) the restrictions on any stock held by the Executive shall terminate, (C) the Executive, at the Company's expense, if allowable by law, shall continue to be a participant in the Company's group health plan (which may be provided by payment of the COBRA continuation coverage premiums) maintained by the Company at the level in effect on the Executive's date of termination for a period of twelve months following his date of termination (unless covered under any health plan of a spouse or subsequent employer).


Notwithstanding the Company's election pursuant to Section 5.1(a) and in addition to any payments pursuant to such
Section 5.1(a), in the event of a Change of Control Event,
(i) so long as the Executive does not voluntarily resign his employment with the Company or its successor for other than Good Reason for a period of 30 days following the Change of Control Event, the Executive shall receive $25,000 in a single lump sum immediately following such 30 day period, and (ii) so long as the Executive does not voluntarily resign his employment with the Company or its successor for other than Good Reason for a second period of 30 days following the Change of Control Event (i.e., a total of 60 days), the Executive shall receive a second $25,000 in a single lump sum immediately following such second 30 day period. In the event that the Executive's employment with the Company or its successor is terminated by the Company or such successor for any reason or by the Executive for Good Reason prior to the time either of the two payments set forth above is made, or for any reason this Agreement is not assumed by the Company's successor, then the entire amount of such payments under this Section 5.1(b), to the extent not already paid, shall be immediately due and payable.


For purposes of this Agreement, a "Change of Control Event" does not include the sale of up to 50% of the voting equity of the Company.


ARTICLE



GENERAL PROVISIONS



Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

If to the Company:
K2 Design, Inc.
30 Broad Street, 16th Floor
New York, New York 10003
Attn: Chairman, Compensation Committee of the Board of
Directors



If to Executive:
Seth Bressman
20 Waterside Plaza, 13E
New York, New York 10010



or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.




No waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No

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waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     No Mitigation. In the event of the termination of Executive's employment for any reason, he shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive hereunder on account of any remuneration the Executive may obtain from any subsequent employment.

     Governing Law. This Agreement shall be deemed to have been made a fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law rules thereof. Any action, suit or proceeding arising out of, or in connection with, this Agreement shall be adjudicated in a court of competent jurisdiction located in New York County, state of New York. The parties hereto unconditionally waive any objection which either of them may now or hereafter have to the establishment of venue as aforementioned or that any action, suit or proceeding has been brought in an inconvenient forum.

     Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understanding, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect of such terms as are included in this agreement and may not be contradicted by evidence of any prior as contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statements of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

     Assignment. Subject to the provisions of Article V hereof, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.8, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company or otherwise; provided that such person assumes the Company's obligations under this Agreement in accordance with Section 5.1.

     Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this


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Agreement to the Executive's devisee, legatee, or other designee, if there be no such designee, to the Executive's estate.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                K2 DESIGN, INC.
                                                A Delaware corporation

                                                By:  /s/ Matthew de Ganon
                                                -------------------------
                                                Name: M. de Ganon
                                                Title: Chairman


                                                EXECUTIVE


                                                 /s/Seth Bressman
                                                -----------------
                                                Seth Bressman